EXHIBIT (d)

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT, dated as of December 20, 2004 (this "Agreement"), is by and among ERI Acquisition Corp., an Oregon corporation (the "Purchaser"), and each of the parties listed on Exhibit A hereto (each in his, her or its individual capacity, a "Shareholder," and, collectively, the "Shareholders").

                                   WITNESSETH:

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser is commencing a cash tender offer (the "Offer") to purchase all of the outstanding shares of common stock (the "Company Shares") of Elmer's Restaurants, Inc., an Oregon corporation (the "Company"), not owned by the Shareholders, at a price of $7.50 per share, and contemplating the prompt subsequent merger of the Purchaser with and into the Company (the "Merger") pursuant to a "short form" merger permitted under Oregon Business Corporation Act Section 60.491;

         WHEREAS, as of the date hereof, each Shareholder owns, beneficially and of record the number of shares of capital stock of the Company set forth beside such Shareholder's name on Exhibit A (all such Company Shares, together with any additional Company Shares which may hereafter be acquired by such Shareholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as the "Owned Shares");

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Purchaser and each Shareholder hereby agree as follows:

                                    ARTICLE I

                          COVENANTS OF THE SHAREHOLDERS

                  Section 1.1 No Inconsistent Arrangements. Except as contemplated by this Agreement, the Offer and the Merger, no Shareholder shall during the term (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the Owned Shares or any interest therein, or create or permit to exist any Encumbrance (as defined in Section 3.3 hereof) of such Owned Shares, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Owned Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Owned Shares, (iv) deposit the Owned Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Owned Shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

                  Section 1.2       Waiver   of   Dissenters'    Rights.    Each
Shareholder hereby waives any rights to dissent from the Merger.

                  Section 1.3 Stop Transfer. No Shareholder shall request that the Company register the transfer of any certificate or uncertificated interest representing any of the Owned Shares, unless such transfer is made in compliance with this Agreement.

                  Section 1.4 No Tender. No Shareholder shall tender any of his, her or its Owned Shares in the Offer.

                  Section 1.5 Indemnity. The representations, warranties and agreements made by each Shareholder herein shall survive the closing of this Exchange (as defined in Section 2.1) as anticipated hereby. Each Shareholder hereby agrees to indemnify and hold harmless the Purchaser from and against any and all loss, liability, claim, damage and expense (including, without limitation, attorney's fees and disbursements) suffered or incurred as a result of a misrepresentation or breach of any warranty or agreement made by such Shareholder in this Agreement.

                  Section 1.6 Shareholder Agreement; Other Agreements. Each Shareholder shall execute and deliver to the Purchaser a Shareholder Agreement, substantially in the form attached hereto as Exhibit C (the "Shareholder Agreement"). In addition, each Shareholder agrees to execute and deliver to the Purchaser all such other agreements, documents, consents and instruments, in such form or forms satisfactory to Purchaser and its legal counsel, as the Purchaser deems reasonably necessary or appropriate to effect the Offer and the Merger.

                                   ARTICLE II

                            EXCHANGE OF OWNED SHARES

                  Section 2.1 Exchange. The equity capitalization of the Purchaser immediately following the Exchange (as defined below) shall be as set forth on Exhibit B hereto (the "Purchaser Equity Schedule"). Each Shareholder shall, effective as of the satisfaction or waiver of all conditions to the exchange such Shareholder's Owned Shares for newly-issued shares of capital stock of the Purchaser (the "Purchaser Shares") consistent with the Purchaser Equity Schedule (the "Exchange").

                  Section 2.2 Certain Warranties. The transfer by the Shareholders of the Owned Shares to the Purchaser pursuant to this Agreement shall pass to and unconditionally vest in the Purchaser good and valid title to the Owned Shares, free and clear of all Encumbrances whatsoever.

                  Section 2.3 Disclosure. Each Shareholder hereby authorizes the Purchaser to publish and disclose in the Offer documents (including all documents and schedules filed with the SEC), such Shareholder's identity and ownership of the Owned Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         By executing this Agreement, each Shareholder makes the following representations, declarations and warranties to the Purchaser, with the intent and understanding that the Purchaser will rely thereon:

                  Section 3.1 Due Authorization; Enforceability. Such Shareholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint the Purchaser as its proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly executed and delivered by or on behalf of such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                  Section 3.2       No Conflicts; Required Filings and Consents.

                          (a)       Except  as would  not  impair  or delay  the
ability of such Shareholder to consummate the transactions contemplated hereby, the execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) subject to the filings referred to in Section 3.2(c), conflict with or violate any law applicable to such Shareholder or by which such Shareholder or any of such Shareholder's assets is bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of an Encumbrance on any assets of such Shareholder, including, without limitation, the Owned Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's assets is bound or affected.

                          (b)       Except  as would  not  impair  or delay  the
ability of such Shareholder to consummate the transactions contemplated hereby, the execution and delivery of this Agreement by such

Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Securities Exchange Act of 1934, as amended).

                  Section 3.3 Title to Owned Shares. Except as disclosed to the Purchaser in writing by such Shareholder, such Shareholder is the sole record and beneficial owner of the Owned Shares, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, voting trust or agreement, understanding, arrangement, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind (collectively, "Encumbrances"), except for Encumbrances or proxies arising pursuant to this Agreement. As of the date hereof, the Owned Shares listed on Exhibit A beside such Shareholder's name under the caption "Shares Beneficially Owned" are the only Company Shares, together with any additional Company Shares which may hereafter be acquired by such Shareholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, owned of record or beneficially by such Shareholder.

                  Section 3.4 No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder. Such Shareholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby. Such Shareholder agrees and acknowledges that the Exchange is being made without an underwriter or placement agent who would have responsibilities to any of the Shareholders, and accordingly, such Shareholder agrees and acknowledges such Shareholder's sole responsibility for a "due diligence" investigation of the Purchaser.

                  Section 3.5       Investment Intent.

                          (a)       SUCH SHAREHOLDER IS AN "ACCREDITED INVESTOR"
AS THAT TERM IS DEFINED IN REGULATION D OF THE ACT. SUCH SHAREHOLDER UNDERSTANDS THAT SUCH SHAREHOLDER MUST BEAR THE ECONOMIC RISK OF AN INVESTMENT IN THE PURCHASER SHARES FOR AN INDEFINITE PERIOD. SUCH SHAREHOLDER IS INVESTING IN THE PURCHASER SHARES FOR SUCH SHAREHOLDER'S OWN ACCOUNT AS PRINCIPAL FOR INVESTMENT AND NOT WITH A VIEW TOWARD RESALE OR DISTRIBUTION.

                          (b)       The  Shareholder  has  been  advised  and is
aware that: (i) there is no public market for the Purchaser Shares and it is not likely that any public market will develop; and (ii) the Purchaser Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction and, therefore, cannot be sold except in compliance with such laws. Such Shareholder agrees not to sell or otherwise dispose of the Purchaser Shares acquired by such Shareholder unless the Purchaser Shares are subsequently registered under the Securities Act and such state securities laws as are applicable or unless there are available exemptions from such registration that are supported by an opinion of counsel for such Shareholder, which opinion is satisfactory in form and substance to the Company. Such Shareholder has no present arrangement, understanding or agreement for transferring or disposing of any or all shares of the Purchaser. Such Shareholder agrees that a legend to the foregoing effect may be placed upon any and all certificates representing shares of the Purchaser.

                          (c)       Shareholder  hereby agrees to cooperate with
the Purchaser in all of its efforts to comply with any applicable federal, state or local statutes and regulations.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to each Shareholder as follows:

                  Section 4.1       Due       Organization;       Authorization;
Enforceability. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Oregon. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  Section 4.2 Investment Intent. The Purchaser will be acquiring the Owned Shares pursuant to the Exchange for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

                                    ARTICLE V

                                  MISCELLANEOUS

                  Section 5.1 Termination. This Agreement shall terminate and be of no further force and effect: (i) upon the written mutual consent of the parties hereto; (ii) automatically and without any required action of the parties hereto upon the withdrawal of the Offer; (iii) if at least a majority of the outstanding Company Shares, excluding the Owned Shares of Shareholders and Company Shares owned by any executive officers of the Company not listed on Exhibit A, fail to be tendered in the Offer; and (iv) if the Purchaser fails to acquire a sufficient number of Company Shares, such that, after Company Shares are purchased pursuant to the Offer, the Purchaser would own at least 90% of the outstanding Company Shares. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

                  Section 5.2 Further Assurance. From time to time, at another party's request and without additional consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                  Section 5.3 Specific Performance. Each Shareholder acknowledges that if such Shareholder fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the Purchaser for which money damages would not be an adequate remedy. In such event, each Shareholder agrees that the Purchaser shall have the right, in addition to any other rights that it may have, to specific performance of this Agreement. Accordingly, if the Purchaser should institute an action or proceeding seeking specific enforcement of the provisions hereof, each Shareholder hereby waives the claim or defense that the Purchaser has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each Shareholder further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

                  Section 5.4 Notice. All notices, requests, claims demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          (a)     If to the Purchaser:

                                  ERI Acquisition Corp.
                                  c/o Lane Powell Spears Lubersky LLP
                                  601 SW Second Avenue, Suite 2100
                                  Portland, OR 97204-3158
                                  Attn:  Jeffrey C. Wolfstone Esq.

                          (b)     If to a Shareholder:

                                  To the appropriate address shown on Exhibit A.

                  Section 5.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 5.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

                  Section 5.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and this Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies.

                  Section 5.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part by any of the parties, other than by operation of law; provided, however, that the Purchaser may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Each Shareholder agrees that this Agreement and such Shareholder's obligations hereunder shall attach to the Owned Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Owned Shares shall pass by operation of law.

                  Section 5.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto (a) hereby irrevocably and unconditionally consents to submit to the personal jurisdiction of the courts of the State of Oregon and of the United States of America located in the State of Oregon in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) shall not object to or attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.

                  Section 5.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 5.11 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  Section 5.12 Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  Section 5.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Exchange Agreement as of the date first above written.

                                    PURCHASER

                                    ERI ACQUISITION CORP.

                                    By: /s/ BRUCE N. DAVIS
                                       ----------------------------------------
                                    Name: Bruce N. Davis
                                    Title: President



                         [Additional Signatures Follow]

                                     SHAREHOLDERS

                                     /s/ BRUCE N. DAVIS
                                     ------------------------------------------
                                     Bruce N. Davis

                                     /s/ LINDA ELLIS-BOLTON
                                     ------------------------------------------
                                     Linda Ellis-Bolton

                                     /s/ KAREN K. BROOKS
                                     ------------------------------------------
                                     Karen K. Brooks

                                     /s/ RICHARD P. BUCKLEY
                                     ------------------------------------------
                                     Richard P. Buckley

                                     /s/ THOMAS C. CONNOR
                                     ------------------------------------------
                                     Thomas C. Connor

                                     /s/ DAVID D. CONNOR
                                     ------------------------------------------
                                     David D. Connor

                                     /s/ STEPHANIE M. CONNOR
                                     ------------------------------------------
                                     Stephanie M. Connor

                                     /s/ CORYDON H. JENSEN, JR.
                                     ------------------------------------------
                                     Corydon H. Jensen, Jr.

                                     /s/ DEBORAH A. WOOLLEY-LEE
                                     ------------------------------------------
                                     Deborah A. Woolley-Lee

                                     /s/ DOUGLAS A. LEE
                                     ------------------------------------------
                                     Douglas A. Lee

                                     /s/ DAVID C. MANN
                                     ------------------------------------------
                                     David C. Mann

                                     /s/ SHEILA J. SCHWARTZ
                                     ------------------------------------------
                                     Sheila J. Schwartz

                                     /s/ GERALD A. SCOTT
                                     ------------------------------------------
                                     Gerald A. Scott

                                     /s/ WILLIAM W. SERVICE
                                     ------------------------------------------
                                     William W. Service

                                     /s/ DENNIS M. WALDRON
                                     ------------------------------------------
                                     Dennis M. Waldron

                                     /s/ GARY N. WEEKS
                                     ------------------------------------------
                                     Gary N. Weeks

                                     /s/ GREGORY W. WENDT
                                     ------------------------------------------
                                     Greg W. Wendt

                                     /s/ RICHARD C. WILLIAMS
                                     ------------------------------------------
                                     Richard C. Williams

                                     /s/ DOLLY W. WOOLLEY
                                     ------------------------------------------
                                     Dolly W. Woolley

                                     /s/ DONALD W. WOOLLEY
                                     ------------------------------------------
                                     Donald W. Woolley

                                     /s/ DONNA P. WOOLLEY
                                     ------------------------------------------
                                     Donna P. Woolley

                                    EXHIBIT A

                              LIST OF OWNED SHARES

               Name and Address of
               Continuing Shareholder                  Shares Beneficially Owned
            -----------------------------------------  -------------------------
            Linda Ellis-Bolton                                    84,847
            125 Tom Morris Lane,
            Enterprise, Alabama 36330

            Karen K. Brooks                                       91,062
            700 Delany Woods,
            Nicholasville, Kentucky 40356

            Richard P. Buckley                                    84,278
            14450 Quaker Hill Cross Road,
            Nevada City, California 95959

            David D. Connor                                       78,423
            c/o Franklin Holdings, LLC,
            1399 Franklin Boulevard,
            Eugene, Oregon 97403

            Stephanie M. Connor                                   39,212
            c/o Franklin Holdings, LLC,
            1399 Franklin Boulevard,
            Eugene, Oregon 97403

            Thomas C. Connor                                      55,688
            c/o Elmer's Restaurant, Inc.,
            11802 S.E. Stark Street,
            Portland, Oregon 97216

            Bruce N. Davis                                       145,603
            c/o Elmer's Restaurant, Inc.,
            11802 S.E. Stark Street,
            Portland, Oregon 97216

            Corydon H. Jensen                                    101,323
            c/o Elmer's Restaurant, Inc.,
            11802 S.E. Stark Street,
            Portland, Oregon 97216

            Douglas A. Lee                                        16,595
            c/o Franklin Holdings, LLC,
            1399 Franklin Boulevard,
            Eugene, Oregon 97403

            Debra A. Woolley-Lee                                  16,594
            c/o Franklin Holdings, LLC,
            1399 Franklin Boulevard,
            Eugene, Oregon 97403

            David C. Mann                                         89,062
            1980 Indian Trail,
            Lake Oswego, Oregon 97034

            Sheila J. Schwartz                                    84,847
            2390 Lariat Dr.,
            Eugene, Oregon 97405

            Gerald A. Scott                                       40,804
            c/o Elmer's Restaurant, Inc.,
            11802 S.E. Stark Street,
            Portland, Oregon 97216

            William W. Service                                   148,992
            c/o Elmer's Restaurant, Inc.,
            11802 S.E. Stark Street,
            Portland, Oregon 97216

            Dennis M. Waldron                                     2,000
            c/o Elmer's Restaurant, Inc.,
            11802 S.E. Stark Street,
            Portland, Oregon 97216

            Gary N. Weeks                                        108,421
            12966 Pinewoods Road,
            Nevada City, California 95959

            Gregory W. Wendt                                      5,000
            1 Muir Loop,
            San Francisco, California 94129

            Richard C. Williams                                   34,092
            c/o Elmer's Restaurant, Inc.,
            11802 S.E. Stark Street,
            Portland, Oregon 97216

            Dolly W. Woolley                                      39,212
            c/o Franklin Holdings, LLC,
            1399 Franklin Boulevard,
            Eugene, Oregon 97403

            Donald W. Woolley                                     55,687
            c/o Elmer's Restaurant, Inc.,
            11802 S.E. Stark Street,
            Portland, Oregon 97216

            Donna P. Woolley                                      15,685
            c/o Franklin Holdings, LLC,
            1399 Franklin Boulevard,
            Eugene, Oregon 97403

                                    EXHIBIT B

                            PURCHASER EQUITY SCHEDULE

 NAME OF SHAREHOLDER         NUMBER OF SHARES          NUMBER OF VESTED OPTIONS
---------------------       ------------------        --------------------------

 Linda Ellis-Bolton               84,847                           --
   Karen K. Brooks                91,062                           --
 Richard P. Buckley               84,278                           --
   David D. Connor                78,423                           --
 Stephanie M. Connor              39,212                           --
  Thomas C. Connor                39,212                        16,476
   Bruce N. Davis                 66,774                        78,829
  Corydon H. Jensen               84,847                        16,476
   Douglas A. Lee                 16,595                           --
Debra A. Woolley-Lee              16,595                           --
    David C. Mann                 89,062                           --
 Sheila J. Schwartz               84,847                           --
   Gerald A. Scott                15,683                        25,121
 William W. Service               69,763                        79,229
  Dennis M. Waldron                  --                           2,000
    Gary N. Weeks                 108,421                          --
  Gregory W. Wendt                 5,000                           --
 Richard C. Williams              17,616                        16,476
  Dolly W. Woolley                39,212                           --
  Donald W. Woolley               39,212                        16,476
  Donna P. Woolley                15,685                           --